UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	November 26, 2008

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1245 “Q” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)
(402) 475-2525
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On November 26, 2008, National Research Corporation (“NRC”) and NRC Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of NRC (“NRC Acquisition”), entered into a merger agreement (the “Merger Agreement”) with My InnerView, Inc., a Wisconsin corporation (“MIV”), Neil L. Gulsvig and Janice L. Gulsvig, pursuant to which NRC will acquire MIV.

        On the terms and subject to the conditions of the Merger Agreement, NRC Acquisition will be merged with and into MIV, with MIV being the surviving corporation (the “Merger”), and (i) each share of the common stock, par value $0.01 per share, of MIV (“Common Stock”) and (ii) each share of the Series A Convertible Preferred Stock, par value $0.01 per share, of MIV (together with the Common Stock, the “Stock”) issued and outstanding at the effective time of the Merger (the “Effective Time”), other than shares for which MIV shareholders have properly demanded dissenters’ rights, will be converted into the right to receive the Per Share Purchase Consideration as defined in the Merger Agreement. The holders of exercisable options and warrants to purchase shares of Common Stock and the holders of vested phantom share units that are outstanding at the Effective Time will also be eligible to receive, for each share of Common Stock underlying their respective options, warrants or units, the excess, if any, of the Per Share Purchase Consideration over the exercise price of such options or warrants or the initial value of such units.

        The Merger Agreement provides that, at the Effective Time, NRC will pay to Shareholders’ Agent (as defined in the Merger Agreement) $10.5 million for distribution to holders of Stock, options, warrants and phantom share units who participate in the Merger pursuant to the terms of the Merger Agreement, and will deposit an additional $1.0 million into escrow. The Merger Agreement also provides that the Purchase Consideration (as defined in the Merger Agreement) is subject to adjustment for, among other things, MIV’s working capital at the Effective Time and its financial results for calendar year 2008, and that additional Purchase Consideration may be earned depending on MIV’s financial performance over a three-year period.

        The completion of the acquisition is subject to certain conditions customary for transactions of this type, including approval by MIV’s shareholders. The parties are working toward closing the transaction by year-end.

        NRC intends to finance the acquisition by using available cash on hand, its existing credit facility and a new term credit facility.

        The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference. The summary of the material provisions of the Merger Agreement set forth above is qualified in its entirety by reference to the Merger Agreement filed as an exhibit hereto. There are representations and warranties contained in the Merger Agreement, which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(2.1)	Merger Agreement, dated as of November 26, 2008, by and among National Research Corporation, NRC Acquisition, Inc., My InnerView, Inc., Neil L. Gulsvig and Janice L. Gulsvig.*

(99.1)	Press Release of National Research Corporation, dated November 26, 2008.

*	The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2008

NATIONAL RESEARCH CORPORATION
By: /s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief
Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated November 26, 2008

Exhibit
Number

(2.1)	Merger Agreement, dated as of November 26, 2008, by and among National Research Corporation, NRC Acquisition, Inc., My InnerView, Inc., Neil L. Gulsvig and Janice L. Gulsvig.*

(99.1)	Press Release of National Research Corporation, dated November 26, 2008.

*	The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.